EXHIBIT 32

     In connection with the Quarterly Report of Imagine Media, Ltd. (the "Company") on Form 10-Q for the period ending September 30, 2011 as filed with the Securities and Exchange Commission (the "Report"), Charles Bennington, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


November 21, 2011                     By: /s/ Charles Bennington
                                          ------------------------------------
                                         Charles Bennington, Principal
                                         Executive and Financial Officer